Exhibit 23(a)(7)

                        DAVIS NEW YORK VENTURE FUND, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                       ARTICLES OF INCORPORATION PURSUANT
                  TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
                             GENERAL CORPORATION LAW

Davis New York Venture Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

         FIRST: Prior to the, designation and reclassification of stock, the corporation had a total of 3,000,000,000 shares, $.05 par value per share, which shares were classified according to the following table.
         The aggregate par value of all of the common stock was $150,000,000.00, of which $131,250,000.00 was classified and $18,750,000.00 was unclassified.

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Class of Shares                                      Authorized Number of Shares
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Davis New York Venture Fund Class A shares                   1,000,000,000
--------------------------------------------------------------------------------
Davis New York Venture Fund Class B shares                     500,000,000
--------------------------------------------------------------------------------
Davis New York Venture Fund Class C shares                     250,000,000
--------------------------------------------------------------------------------
Davis New York Venture Fund Class Y shares                     250,000,000
--------------------------------------------------------------------------------
Davis New York Venture Fund Class R shares                     125,000,000
--------------------------------------------------------------------------------

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Davis Research Fund Class A shares                             250,000,000
--------------------------------------------------------------------------------
Davis Research Fund Class B shares                             125,000,000
--------------------------------------------------------------------------------
Davis Research Fund Class C shares                              62,500,000
--------------------------------------------------------------------------------
Davis Research Fund Class Y shares                              62,500,000
--------------------------------------------------------------------------------

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Total Classified shares                                      2,625,000,000
--------------------------------------------------------------------------------

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Total Unclassified shares                                      375,000,000
--------------------------------------------------------------------------------

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Total Authorized Shares                                      3,000,000,000
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         SECOND: The Articles of Incorporation are hereby supplemented by designating out of the unclassified common stock: (i)100,000,000 shares of a new Class of common stock to be known as Davis Global Fund Class A
         Common Stock; (ii) 25,000,000 shares of a new Class of common stock to be known as Davis Global Fund Class B Common Stock; (iii) 25,000,000
         shares of a new Class of common stock to be known as Davis Global Fund
         Class C Common Stock; and (iv) 25,000,000 shares of a new Class of common stock to be known as Davis Global Fund Class Y Common Stock;

         THIRD: The Class A Common Stock, Class B Common Stock, Class C Common
         Stock, Class Y Common Stock, and Class R Common Stock of each Fund shall represent an investment in the same pool of assets with respect to each such Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set
         forth below:

               (i)    Expenses related to the distribution of each class of
                      stock and such other expenses as may be permitted by rule
                      or order of the Securities and Exchange Commission and as
                      the Board of Directors shall deem appropriate shall be
                      borne solely by each class, and the bearing of such
                      expenses shall be appropriately reflected (in the manner
                      determined by the Board of Directors) in the net asset
                      value, dividends, distribution and liquidation rights of
                      the stock of such Class;

               (ii)   The Class A Common Stock may be subject to a front-end
                      load and a Rule 12b-1 distribution fee as determined by
                      the Board of Directors from time to time prior to issuance of such stock and, in addition, Class A Common Stock may
                      also be subject to a contingent deferred sales charge, as
                      determined by the Board of Directors from time to time
                      prior to issuance of such stock;

               (iii)  The Class B Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred
                      sales charge and a Rule 12b-1 distribution fee as
                      determined by the Board of Directors from time to

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                      time prior to issuance of such stock and shall be
                      converted to Class A Common Stock at the end of eight (8)
                      years after purchase or such earlier period as determined
                      by the Board of Directors including giving effect to
                      reciprocal exchange privileges;

               (iv)   The Class C Common Stock may be sold without a front-end
                      sales load and may be subject to a contingent deferred
                      sales charge and to a Rule 12b-1 distribution fee as
                      determined by the Board of Directors from time to time
                      prior to issuance of such stock;

               (v)    The Class Y Common Stock may be sold without a front-end
                      sales load or contingent deferred sales charge and without a Rule 12b-1 distribution fee;

               (vi)   The Class R Common Stock may be sold without a front-end
                      sales load and may be subject to a contingent deferred
                      sales charge and to a Rule 12b-1 distribution fee as
                      determined by the Board of Directors from time to time
                      prior to issuance of such stock;

               (vii)  Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from
                      time to time determine; and

               (viii) Nothing herein shall prohibit the imposition of a
                      redemption fee or exchange fee upon any Class as may be
                      determined by the Board of Directors from time to time.

         FOURTH: Immediately following the, designation and reclassification of stock, the corporation had a total of 3,000,000,000 shares, $.05 par value per share, which shares shall be classified according to the following table. The aggregate par value of all of the common stock is
         $150,000,000.00, of which $140,000,000.00 is classified and
         $10,000,000.00 is unclassified.

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Class of Shares                                      Authorized Number of Shares
--------------------------------------------------------------------------------
Davis New York Venture Fund Class A shares                   1,000,000,000
--------------------------------------------------------------------------------
Davis New York Venture Fund Class B shares                     500,000,000
--------------------------------------------------------------------------------
Davis New York Venture Fund Class C shares                     250,000,000
--------------------------------------------------------------------------------
Davis New York Venture Fund Class Y shares                     250,000,000
--------------------------------------------------------------------------------
Davis New York Venture Fund Class R shares                     125,000,000
--------------------------------------------------------------------------------

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Davis Research Fund Class A shares                             250,000,000
--------------------------------------------------------------------------------
Davis Research Fund Class B shares                             125,000,000
--------------------------------------------------------------------------------
Davis Research Fund Class C shares                              62,500,000
--------------------------------------------------------------------------------
Davis Research Fund Class Y shares                              62,500,000
--------------------------------------------------------------------------------

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Davis Global Fund Class A shares                               100,000,000
--------------------------------------------------------------------------------
Davis Global Fund Class B shares                                25,000,000
--------------------------------------------------------------------------------
Davis Global Fund Class C shares                                25,000,000
--------------------------------------------------------------------------------
Davis Global Fund Class Y shares                                25,000,000
--------------------------------------------------------------------------------

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Total Classified shares                                      2,800,000,000
--------------------------------------------------------------------------------

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Total Unclassified shares                                      200,000,000
--------------------------------------------------------------------------------

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Total Authorized Shares                                      3,000,000,000
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         FIFTH: The stock of the Corporation has been designated and classified by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation
         of the Corporation.

         SIXTH: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment
         Company Act of 1940.

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         SEVENTH: The Board of Directors duly adopted a resolution, in accordance with Section 2-105(c) of the Maryland General Corporation
         Law, decreasing or increasing the number of shares of stock of certain classes that the corporation has authority to issue, as reflected in these Articles Supplementary.

                  IN WITNESS WHEREOF, Davis New York Venture Fund, Inc. has
         caused these presents to be signed in its name and on its behalf by its
         Vice President and witnessed by its Secretary on September 14, 2004.

                                           DAVIS NEW YORK VENTURE FUND, INC.

                                           By: /s/
                                                  ------------------------------
                                                  Douglas Haines, Vice President

         ATTEST:

         /s/
            ------------------------------
            Thomas Tays, Secretary

         THE UNDERSIGNED, the Vice President of DAVIS NEW YORK VENTURE FUND,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

DATED: September 14, 2004

                                               /s/
                                                  ------------------------------
                                                  Douglas Haines, Vice President

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